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                                                                    EXHIBIT 10.3

                              FIRSTAMENDMENT TO THE
                            SMITH INTERNATIONAL, INC.
                   1989 LONG-TERM INCENTIVE COMPENSATION PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

                               W I T N E S S E T H

      WHEREAS, Smith International, Inc. (the "Company") maintains the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan (the "Plan") for the purpose of providing additional incentives to officers and other valued employees of the Company; and

      WHEREAS, in Section 7.7 of the Plan, the Board of Directors of the Company (the "Board") reserved the discretionary right to amend the Plan at any time; and

      WHEREAS, the Board now desires to amend the Plan, primarily to clarify the definition of Fair Market Value;

      NOW, THEREFORE, effective as of January 1, 2005, the Plan is hereby amended by this First Amendment thereto, as follows:

      1. Section 1.2(o) of the Plan is hereby amended in its entirety and replaced with the following:

            FAIR MARKET VALUE. While the Company is a Publicly Held Corporation, the Fair Market Value of one Share of Common Stock on the date in question is deemed to be (i) the closing sales price of a Share as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or (ii) the closing sales price for a Share as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

            If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its sole and absolute discretion. In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.

      IN WITNESS WHEREOF, this First Amendment to the Plan, as it was amended and restated effective January 1, 2005, is hereby executed on this 16th day of June, 2005, to be effective as of January 1, 2005.

                                       SMITH INTERNATIONAL, INC.

                                       By: /s/ NEAL S. SUTTON
                                           -----------------------
                                           Neal S. Sutton
                                           Sr. Vice President - Administration,
                                           General Counsel and Secretary

ATTEST:

By:  /s/ PAMELA L. KUNKEMOELLER
     ---------------------------
     Pamela L. Kunkemoeller
     Assistant Secretary